UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TAUBMAN CENTERS, INC.

(Exact name of registrant as specified in its charter)

Michigan	38-2033632

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48303-0200

(Address of principal executive offices)	(Zip Code)

      Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

7.625% Series H Cumulative Redeemable Preferred Stock	New York Stock Exchange

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

      Securities Act registration statement file number to which this form relates: 333-35433

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

      The information required by this Item 1 is set forth under the caption “Description of Our Series H Preferred Stock” in the Registrant’s prospectus supplement dated June 8, 2005 and under the caption “Description of Preferred Stock” in the Registrant’s prospectus dated September 19, 1997, each as filed with the Commission on June 10, 2005, under Rule 424(b)(2) as a form of prospectus used after the effectiveness of the Registrant’s registration statement on Form S-3 (Registration No. 333-35433), covering the offer and sale of shares of the class of the securities to be registered hereby, which descriptions are incorporated herein by reference.

Item 2. Exhibits

      The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.

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SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TAUBMAN CENTERS, INC.
Date: June 10, 2005	By:	/s/ Steven Eder
Steven E. Eder
Treasurer

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EXHIBIT INDEX

Exhibit
Number	Description
2.1	Restated Articles of Incorporation of Taubman Centers, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed June 10, 2005).

2.2	Restated By-laws of Taubman Centers, Inc., (incorporated herein by reference to Exhibit (a)(4) filed with the Registrant’s Schedule 14D-9/A (Amendment No. 3) filed December 20, 2002).

2.3	Amendment to Restated By-laws of Taubman Centers, Inc., dated May 18, 2005 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed May 19, 2005).

2.4	Form of certificate evidencing 7.625% Series H Cumulative Redeemable Preferred Stock of Taubman Centers, Inc.

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